Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated April 29, 2025 relating to the financial statement of Legence Corp., appearing in Registration Statement No. 333-292022 on Form S-1 of Legence Corp. We also consent to the reference to us under the heading “Experts” in such Registration Statement No. 333-292022 on Form S-1.

/s/ Deloitte & Touche LLP

San Francisco, California

December 11, 2025